UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
June 15, 2011
Date of Report (Date of earliest event reported)
CLEARWIRE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-34196 (Commission File Number)	56-2408571 (IRS Employer Identification No.)

4400 Carillon Point, Kirkland, WA (Address of principal executive offices)	98033 (Zip Code)
Registrant’s telephone number, including area code: (425) 216-7600
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 15, 2011, the Board of Directors of Clearwire Corporation (the “Company”) appointed Bruce Chatterley as a director of the Company, with the appointment effective immediately. The nomination of Mr. Chatterley was made by Intel Corporation (“Intel”) pursuant to the terms of the Equityholders’ Agreement dated November 28, 2008 by and among the Company, Intel, Sprint Nextel Corporation, Google Inc., Comcast Corporation, Time Warner Cable Inc., Bright House Networks LLC and Eagle River Holdings, LLC. Because the Company had already filed its Proxy Statement and begun soliciting proxies for its Annual Meeting by the time it received Intel’s nomination, the Company and Intel agreed that Mr. Chatterley’s nomination would not be submitted at the Company’s Annual Meeting for a vote by stockholders, and instead the Board would appoint Mr. Chatterley at a Board meeting immediately following the Annual Meeting. Mr. Chatterley was also appointed to serve on the Nominating and Governance Committee and the Strategic Committee.
     Mr. Chatterley, age 48, served as President — Business Markets of Megapath, Inc., a nationwide competitive local exchange carrier, from August 2010 until April 2011. From May 2007 until August 2010, Mr. Chatterley served as President and Chief Executive Officer of Speakeasy, a division of Best Buy Co., Inc. (“Best Buy”) and a Vice President of Best Buy. From September 2003 until May 2007, Mr. Chatterley served as President and Chief Executive Officer and as a director of Speakeasy, Inc., a nationwide provider of broadband-based voice and data communication services, until its sale to Best Buy. Prior to that, he was CEO of ViAir Inc., a developer of wireless mobile messaging software, until its sale in 2003. Prior to ViAir Inc., Mr. Chatterley served as President Small and Mid Markets for Concur Technologies, Inc. (“Concur”), a developer of travel and expense management services. Before starting at Concur in 1999, Mr. Chatterley served in a variety of executive and management positions for a number of public companies including Ameritech Corporation, US West, Inc., General Electric Company and IBM.

Item 5.07	Submission of Matters to a Vote of Security Holders.
     The Annual Meeting of Stockholders of the Company was held on June 15, 2011.
     Four items of business were acted on by stockholders at the Annual Meeting:
•	Election of eleven directors to serve on the Board of Directors of the Company until the next Annual Meeting or their respective successors are elected and qualified;
•	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for fiscal year 2011.
•	Advisory resolution to approve the compensation of the Company’s named executive officers.
•	Advisory vote on the frequency of future advisory votes on executive compensation.
1.	The results of the voting on the election of directors were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
John W. Stanton	939,927,880	11,704,336	24,727,961
William R. Blessing	940,068,810	11,563,406	24,727,961
Jose A. Collazo	940,051,490	11,580,726	24,727,961
Mufit Cinali	908,477,332	43,154,884	24,727,961
Hossein Eslambolchi	940,062,109	11,570,107	24,727,961
Dennis S. Hersch	940,072,546	11,559,670	24,727,961
Brian P. McAndrews	908,351,451	43,280,765	24,727,961
Theodore H. Schell	940,072,204	11,560,012	24,727,961
Kathleen H. Rae	940,391,013	11,241,203	24,727,961
Benjamin G. Wolff	883,945,296	67,686,920	24,727,961
Jennifer L. Vogel	940,138,445	11,493,761	24,727,961

     Accordingly, each of the eleven nominees received a majority of votes cast in favor of that director’s election and was elected.
2.	The results of the voting on the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for 2011 were as follows:

Votes For	Votes Against	Abstentions

974,365,303	1,710,017	284,857
     Accordingly, a majority of votes was cast in favor of the proposal and the appointment of Deloitte & Touche LLP as independent registered public accountants was ratified.
3.	The proposal to approve, on an advisory basis, compensation of the Company’s named executive officers was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes

905,619,847	41,018,549	4,993,820	24,727,961
4.	The Advisory vote on the frequency of future advisory votes on executive compensation received the following votes:

1 year	2 years	3 years	Abstain	Broker Non-Votes

950,514,507	67,884	510,590	539,235	24,727,961
     Based upon the results set forth above, the Company currently intends to hold an advisory vote on the compensation of its named executive officers every year until the next required vote on the frequency of advisory votes on executive compensation. The Company is required to hold votes on frequency every six years.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEARWIRE CORPORATION
Dated: June 17, 2011	By:	/s/ Broady R. Hodder
Broady R. Hodder
Senior Vice President and General Counsel